                                                                    EXHIBIT 3.12

[SEAL]          [SEAL]          PAPEL NOTARIAL                  [SEAL]
                                 CF NO. 351421

                    ESC. MARIA NILDA ACHE PUNALES - 07653/4

                                               TRADUCTORES PUBLICOS ASOCIADOS
                                                      Rincon 487 - Piso 4
                                                 Tel.: 915 3170 - Fax: 915 3855

TRANSLATION No. 270/2004. FIRST AUTHORIZED COPY OF BY-LAWS AND ATTACHED
DOCUMENTS.

/Document issued on eight linked Notarial Stamped Paper Sheets Series Cb Number 563616 to 563622 and 251521, and an attached sheet. Pages one to eight bear a watermark of the Uruguayan Coat of Arms. On the top of each page there stand a hologram seal, the Uruguayan Coat of Arms and a round emblem bearing a Latin text. On the top of each page, it reads:/

NOTARIAL STAMPED PAPER SHEET

GLORIA RAQUEL STRATTA MARINO, NOTARY PUBLIC - 06984/7.

/Page One:/

/On the upper right hand corner, handwritten (photocopy):/ 1.

/On the bottom left hand corner, there stand two illegible signatures (photocopy)./

AIN /Auditoria Interna de la Nacion/ - National Internal Auditing Office. -- B No. 015296.

MINUTE: In the city of Montevideo, on the twenty-first day of July of the year two thousand and three, Mr. FERNANDO JUAN CASTAGNO SCHICKENDANTZ, Uruguayan citizen, of legal age, married in a first and only marriage to Rosina Bonifacio, holder of identity card number 1.562.158-8, and Ms. JANINE GOMEZ SUAREZ, Uruguayan citizen, of legal age, single, holder of identity card number 2.924.634-0, both domiciled to the purposes herein at Circunvalacion Durango 1429/2D, Montevideo, hereby resolve to approve the following
By-laws.

ARTICLE 1. NAME - TERM OF DURATION - DOMICILE. The above mentioned persons hereby incorporate a Corporation under Law 11,073, especially Section 7 thereof, which they call MASSENA PORT

                                                                               1

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S.A. Its term of duration shall be one hundred years as from today. Its domicile shall be in MONTEVIDEO and any special domiciles and branches may be established either in the country or abroad.

ARTICLE 2. OBJECT. The corporation shall carry out the following activities abroad: A) Investments in certificates, bonds, shares, warrants, debentures, bills and similar documents. B) Importation, exportation, commission agencies, agencies, mandates, financial operations, agricultural activities, insurance and reinsurance. C) Exploitation of marks, patents, industrial privileges and similar incorporeal goods. D) Commercial and industrial operations in the fields and annexes thereto of: foodstuffs, automotive industry, communications, electronics, computer science, wood, machines, metallurgy, paper, fishing, chemistry, professional services, television, textiles, transportation, tourism and clothing. E) Participation in, incorporation or acquisition of, companies operating in the above mentioned items. F) All sorts of operations concerning real property. The corporation shall carry out in the country any activity allowed by the regime by which it is bound.

/At the foot of the page, there appears reference to the printing office./

/Overleaf:/

ARTICLE 3. CAPITAL AND SHARES. The capital made up with certificates of one or more BEARER shares of US$ 1,00 each, shall be US$ 100,000 (one hundred thousand US dollars). The increase of the contractual capital (section 284 of Law No. 16,060 as amended by section 59 of Law 17,243 of June 29,2000) may be resolved at an Extraordinary Shareholders' Meeting, without any need to obtain the consent of the Public Administration. The Shareholders' Meeting may delegate on the Board of Directors or the Administrator, as the case may be, the time of issuance, the

[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351422

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

manner and conditions of payment.

ARTICLE 4. Shareholders shall have preference in the subscription and payment of shares in proportion to the shares they own.

ARTICLE 5. SHAREHOLDERS' MEETINGS. Shareholders' Meetings shall consist of shareholders, who shall meet under the provisions established by law and the corporate agreement, at the Principal Office of the corporation or in any other place within the same district. Their resolutions regarding those matters that are assigned to them, shall bind all the shareholders, even the dissident or absent ones. They must be executed by the Administration Body.

ARTICLE 6. Types. Meetings shall be Ordinary, Extraordinary or Special.

ARTICLE 7. Competence of Ordinary Meetings. It shall be the duty of the Ordinary Shareholders' Meeting to take into consideration and resolve upon the following matters: 1) Balance Sheet (general accounting statement and income statement), earnings distribution project, Special Auditor's or Fiscal Committee's memorandum and report, and any other action concerning the management of the corporation which should be assigned to them in accordance with the law and with these By-laws, or all matters that the Administrator or the Board of Directors, and the Fiscal Committee or the Special Auditor may submit for their consideration. 2) Appointment or removal of the Administrator, the Directors, the Special Auditors or the members of the Fiscal Committee and determination of the remuneration thereof. 3) Responsibilities of the Administrator, or the Directors, the Special Auditor or the members of the Fiscal Committee.

ARTICLE 8. Competence of Extraordinary Meetings. It shall be the duty of the Extraordinary Shareholders' Meeting to resolve upon any matters whatsoever not assigned to the Ordinary Shareholders' Meeting and especially: 1) Any amendment of these By-laws. 2) Capital increase in the case provided for by section 284. 3) Repayment of capital.

/Page two:/

/On the upper right hand corner, handwritten (photocopy):/2.

/On the bottom left hand corner, there stand two illegible signatures (photocopy)./

4) Redemption, reimbursement and repayment of shares. 5) Merger, transformation and corporate break-up. 6) Dissolution of the corporation, appointment, removal and remuneration of the liquidator or liquidators and other cases provided for by section 179. 7) Issue of debentures and bonds and their conversion into shares. 8) Limitations to, or suspensions of, the pre-emptive right in accordance with section 330. It shall also be the duty of the Extraordinary Shareholders' Meeting to resolve upon any matters whatsoever that, having been assigned to the Ordinary Shareholders' Meeting, should have to be urgently resolved.

ARTICLE 9. CALL AND CONSTITUTION OF THE MEETING. OPPORTUNITY AND TERM. a) ORDINARY SHAREHOLDERS' MEETINGS shall be held within the period of one hundred and eighty days following the closing date of the fiscal year. EXTRAORDINARY SHAREHOLDERS' MEETINGS shall be held at any time deemed necessary or expedient.
b) They shall be called by the Administration or Control Body. Shareholders representing at least 20% of the paid-up capital may request such bodies to call an Extraordinary Meeting. The request shall state the business to be taken into consideration. The Administration or Control Body shall call the Meeting to be held within a maximum term of 40 days as from the date on which the request is received. Should the aforementioned bodies fail to do so, the call may be made by any Director or by any member of the Fiscal Committee or

4

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[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351423

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

by the state control body or judicially. If the corporation is in liquidation the call shall be made by the Liquidation Body. If it fails to do so, it shall be called by the method described above. c) The notice for the Meeting shall be published during at least three days in the Official Gazette and in another newspaper, at least 10 working days, but not more than 30 consecutive days, before the date of the Meeting. The call shall include the nature, date, venue, time and agenda of the Meeting. In SECOND CALL, should the first one fail, meetings shall be held within 30 consecutive days following the first Meeting, and publications shall be made equal to those of the first call. Nonetheless, both calls may be made simultaneously and the Meeting in second call may be held the same day, one hour later.

ARTICLE 10. Unanimous Meeting. Meetings may be held without any previous publication of the call, when shareholders representing the total paid-up capital attend the Meeting.

ARTICLE 11. In order to attend the meetings, shareholders shall have to deposit with the corporation, either their shares or a certificate of deposit issued by

/At the foot of the page, there appears reference to the printing office./

/Overleaf:/

a financial intermediation entity, by a stock broker, by a judicial receiver or by other persons, in which case the pertinent notarial certification shall be required. The corporation shall deliver the corresponding receipts to them, which shall be used for their admission to the Meeting. The register of shareholders shall be opened five working days before the Meeting and shall be closed at the beginning thereof. Each share entitles to one vote.

ARTICLE 12. Shareholders may act by proxy at the meetings. The Administrators, Directors, Special Auditors, members of the Fiscal

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Committee, managers and other employees of the corporation may not act as proxies. The instrument appointing a proxy may be a private document and the signature on it must be notarised. It may be granted by a mere letter of attorney without any signature certification, or telegram with acknowledgement of receipt, cable, telex or fax, when it is specifically granted for a particular meeting.

ARTICLE 13. Chairmanship of the Meetings. At every Shareholders' Meeting, the Administrator, or the President of the Board of Directors, or his alternate, shall chair the Meeting. In case there is no Administrator, President of the Board of Directors, or an alternate, the Meeting shall choose one person to be Chairman thereof. The Chairman of the Meeting shall be assisted by a Secretary appointed by all shareholders present. When the Meeting is called by the Judge or by the State Control Body, the Judge or the State Control Body, whichever they are, shall appoint the Chairman of the Meeting. The corresponding minutes shall be signed within the following five days by the Chairman and the shareholders appointed for that purpose.

ARTICLE 14. Quorum. In first call, ORDINARY SHAREHOLDERS' MEETINGS shall be held with the attendance of shareholders representing half plus one of the shares with a right to vote. In second call they shall be held regardless of the number of shareholders present. EXTRAORDINARY SHAREHOLDERS' MEETINGS shall be held in first call with the attendance of shareholders representing 60% of the shares with a right to vote. In second call the attendance of shareholders representing 40% of the shares with a right to vote shall be required. This quorum not being attained, a new Meeting shall be called to consider the same agenda, which shall be held regardless of the number of shareholders present.

[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351424

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

ARTICLE 15. Resolutions. The resolutions of the meetings shall be adopted by an absolute majority of votes of the shareholders present, unless the law requires a larger number of votes. Those shareholders who cast a blank vote or who refrain from voting shall be deemed

/Page Three:/

/On the upper right hand corner, handwritten (photocopy):/ 3.

to have voted against the motion.

ARTICLE 16. MANAGEMENT AND REPRESENTATION. AN ADMINISTRATOR OR A BOARD OF DIRECTORS, SHALL BE IN CHARGE OF THE MANAGEMENT OF THE CORPORATION. The Shareholders' Meeting shall decide upon either form of management and the number of members of the Board of Directors.

ARTICLE 17. The Administrator or the Directors shall be appointed annually at the Shareholders' Meeting.

ARTICLE 18. The Meetings of Directors shall be called by the President or by any two Directors; nonetheless, any Director may request the call of such meetings, and in such case the President or any two Directors must call the Meeting within the fifth working day after the request is received; should they fail to do so, any Director shall be able to call a meeting. Meetings shall be held with the attendance of half plus one of the members of the Board of Directors, the Directors being empowered, in the event of absence, to authorize other persons to vote on their behalf. Resolutions shall be adopted with the vote of the majority of the members present.

ARTICLE 19. Natural persons or legal entities, shareholders or not, who are able to carry out actions of commerce and not prohibited or disqualified thereto, shall be appointed as Directors. Administrators or Directors may be re-elected; they shall hold their offices up to the date in which their successors enter into office and they shall be removed from their offices in the event of disability, prohibition or disqualification.

ARTICLE 20. If the Administrator or the members of the Board of Directors are natural persons, they shall personally perform their duties. If the Administrator or the members of the Board of Directors are legal entities, they shall act through the person appointed by them, and they shall be entitled to replace him/her whenever they deem it convenient.

ARTICLE 21. By unanimous vote of its members, the Board of Directors may. a) Distribute or redistribute offices within the Board, b) Provide for any vacancies therein, in a temporary or permanent way. Nonetheless the Shareholders' Meeting may appoint up to three alternates per Director. The alternates shall replace the corresponding Director, in the proper order, in the case of temporary or permanent vacancy, for the period it may last. c)
Reasses assets.

ARTICLE 22. The Administrator, the president, or any vice-president,

/At the foot of the page, there appears reference to the printing office./

/Overleaf:/

indistinctively, or any two Directors acting jointly, shall represent the corporation.

ARTICLE 23. The Administrator or the Board of Directors, as the case may be, shall have unlimited powers for the management of the corporation and the disposal of its property. By way of example, they may: a) buy, sell, mortgage, give as a pledge, give in antichresis, lease, manage and exploit all kinds of personal or real property. b) grant or receive loans, in compliance with the legal provisions, with the power to receive securities from the Banco Hipotecario /State Mortgage Bank/. c) grant general or special powers of attorney. d) accept or grant personal or real guarantees. e) act in Court, even with the following powers: 1) abandon the action; 2) ask and

[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351425

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

answer categorical questions under oath; 3) take and cause the other party to take decisory oath, in the sole event of not having any other evidence; 4) settle and transact; 5) submit the action to arbitration; 6) assign property or apply for debt reductions or extensions of time, and agree upon these; 7) expressively waive the legal recourses; 8) judicially receive the payment of debts; f) distribute interim dividends according to the provisions of Law 16,060, to be ratified by the first Shareholders' Meeting to be held.

ARTICLE 24. SPECIAL AUDITOR'S OFFICE. Upon request of shareholders representing 20% of the paid-up capital, the Shareholders' Meeting may create the Special Auditor's Office and appoint the holders of such office and their corresponding or preferential alternates, even of this item is not included in the agenda. The audit shall continue until a new Meeting resolves to discontinue it.

ARTICLE 25. The founding members acting indistinctively and until the first Board of Directors is appointed, shall have the powers thereof. Any of the founding members and Nancy Rodriguez, Claudia Bagoyhar, Evangelina Ortega and Maria Marsilli, are hereby indistinctively authorized to take the necessary steps to incorporate the corporation and make all the registrations before the corresponding offices.

/Signed illegible (photocopy)./ FERNANDO CASTAGNO.

/Signed illegible (photocopy)./ JANINE GOMEZ.

/There stands a linking seal (photocopy), followed by an illegible signature (photocopy) which reads:/ There follows Notarial Stamped Paper Sheet Series /handwritten (photocopy):/ Ca Number /handwritten (photocopy):/ 981842.

/Page Four:/

/On the left margin, there stands a linking seal (photocopy), followed by an illegible signature (photocopy) which reads:/ This follows Notarial Stamped Paper Sheet Series /handwritten (photocopy):/ B Number /handwritten (photocopy):/ 015296.

/There follows a seal (photocopy) which reads:/ Official Fee. Section /handwritten (photocopy):/ 7. Fees $ /handwritten (photocopy):/ 8,688. Notarial Stamp $ /handwritten (photocopy):/ 1,608.

/There follows a paraph (photocopy)./

I HEREBY CERTIFY THAT: the signatures appearing on the foregoing document are authentic, and were placed in my presence by Mr. FERNANDO JUAN CASTAGNO SCHICKENDANTZ, Uruguayan citizen, married in a first and only marriage to Rosina Bonifacio Imaz, holder of identity card number 1.562.158-8, and Ms. JANINE GOMEZ SUAREZ, Uruguayan citizen, single, holder of identity card number 2.924.634-0, both able persons, of legal age, personally known to me, and domiciled to the purposes herein at Circunvalacion Durango 1429/2D, of the city of Montevideo. Upon my reading of the foregoing document, they thus executed and signed it before me. IN FAITH WHEREOF, upon request of the interested party, and for it to be furnished before whom it may concern, I hereby issue these presents, which I seal, mark and sign, in the city of Montevideo, on the twenty-first day of July of the year two thousand and three.

/There stand a mark (photocopy) and an illegible signature (photocopy) followed by a seal (photocopy) which reads:/ RAQUEL STRATTA - NOTARY.

/There follows a photocopy of the receipt of payment of the notarial stamp:/ Total Contribution (18.5%): 1,608. Union Fund: /Blank space./ Tax on Salaries/ Blank space./ Penalty - Contribution/ Blank space./ Penalty - Tax

10

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[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351426

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

on Salaries /Blank space./ TOTAL: 1,608. Number of proceedings included in the deposit: /Blank space/. Month: 07. Year: 03. Notary: STRATTA MARINO, Gloria Raquel. 6984. 7-1-059609. /There follows a code bar./ SNA6069847105960900000.
Payment of the stated sums does not cancel prior debts. Copy 4. /There appears evidence of payment (photocopy)./

/Page Five:/

/On the top left hand corner, there appears a seal of the National Internal Auditing Office (photocopy)./

/On the top right hand corner, handwritten (photocopy):/1.

I, MARCELO PEREIRA DARRIULAT, PUBLIC ACCOUNTANT, HEREBY CERTIFY THAT:

I have had before me the sheet of the Libro Diario /Day Book/ of MASSENA PORT S.A. (being incorporated), which shall keep its accounting registers pursuant to Decree 540/91, wherein the entries corresponding to the corporation's incorporation are registered, which comply with the minimum pay-up and subscription requirements established in sections 3 and 4 of Law 2,230 dated June 2, 1893. The base documentation for the said accounting registrations is the Treasury Bond of the Republic of Uruguay, Series 2019 of Fixed Interest, of a nominal value of US$ 7,000, being quoted 74.53% at the Stock Exchange on the previous working day, which means a total of US$ 5,217, the sum of US$ 5,000 is paid up, thus contributing US$ 2,500 each of the founding members, the residue being credited to current account and the subscription certificates of the founding members for a value of US$ 10,000 each, dated July 21, 2003. This certificate is issued in order to be filed before the NATIONAL INTERNAL AUDITING OFFICE, on the twenty-first day of the month of July of the year two thousand and three.

                                                                              11

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/Signed illegible (photocopy)./ Marcelo Pereira Darriulat, Accountant. 42562.

/Overleaf, there stands a linking seal (photocopy) of the National Internal Auditing Office./

/Page six:/

/On the top left hand corner, there stands a linking seal (photocopy) of the National Internal Auditing Office./

/On the top right hand corner, handwritten (photocopy):/ 2.

AIN - National Internal Auditing Office.

NATIONAL INTERNAL AUDITING OFFICE

Montevideo, /Seal (photocopy):/ August 22, 2003.

IN VIEW OF: the steps taken by MASSENA PORT S.A. for the approval of its By-laws, incorporated under the provisions of Section 7 of Law No. 11,073 dated June 24, 1948.

WHEREAS: I) Upon examination of the corporate agreement by the Technical Services Division, there were no observations made.

WHEREAS: I) The Corporation has legal objects and its By-laws do not contain clauses contrary to the legal provisions and regulations in force.

II) This approval does not entail any statement whatsoever regarding the industrial property rights which may involve the corporate name (Section 12 of Law No. 16,060).

IN VIEW OF: the provisions of Sections 252, 253, 409 and 516, sub-section 2 and related provisions of Law No. 16,060 dated September 4, 1989, and Section 3 of Law No. 2,230 dated June 2, 1893.

THE NATIONAL INTERNAL AUDITING OFFICE HEREBY RESOLVES:

1(degrees)) LET the By-laws of MASSENA PORT S.A. BE APPROVED.

12

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[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351427

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

2(degrees)) LET IT BE DECLARED THAT the Corporation has complied with, and certified the minimum subscriptions and payments of capital required by Section 3 of Law No. 2,230.

3(degrees) Let these presents be notified, let the submitted By-laws be returned, let a certified copy of the corporate agreement be issued for its registration in the National Register of Commerce and let the corresponding notes be taken. Once the above has been complied with, let these presents be filed.

/Signed illegible (photocopy)./ Jose Luis Corbo Cervieri, LL.D. Deputy Head of the National Internal Auditing Office.

/Overleaf, there stands a linking seal (photocopy) of the National Internal Auditing Office./

/Page Six:/

/On the top left hand corner, there stands a linking seal (photocopy) of the National Internal Auditing Office./

/On the top right hand corner, handwritten (photocopy):/ 3.

AIN - NATIONAL INTERNAL AUDITING OFFICE.

/There stands the Uruguayan Coat of Arms./

SERIES A No. 72276.

Montevideo,/Seal (photocopy):/ August 26, 2003.

The foregoing Certified Copy faithfully agrees with the original document, mentioned in file /handwritten (photocopy):/ 4440/03 MASSENA PORT S.A., which I have had before me and with which I have compared it. These presents are issued in Montevideo, this /Seal (photocopy):/ August 26, 2003.

/Signed illegible (photocopy).//Seal (photocopy):/ Araceli Clivio. 5th Clerk.

/Page Seven:/

No. 394. MANDATORY NOTARIAL REGISTRATION OF BY-LAWS

AND OTHER. In the city of Montevideo, this ninth day of September of the year two thousand and three, in compliance with the provisions in force, I hereby enter in my Notarial Register of Transcriptions the By-laws of MASSENA PORT S.A. and a certified copy of the Resolution of the National Internal Auditing Office that approves said By-laws; all the above has been registered under number 394 from folio 3062 to 3069. This Notarial Registration follows the notarial registration of by-laws number 393, entered on the ninth of September, from folio 3054 to folio 3061.

Raquel Stratta. THIS IS THE FIRST AUTHORIZED COPY of the Notarial Registration, entered in my Notarial Register of Transcriptions. IN FAITH WHEREOF, in compliance with the legal provisions in force, for the purposes of registering in the National Register of Commerce, I hereby issue these presents, which I seal, mark and sign in the place and on the date of their registration, in eight Notarial Stamped Paper Sheets Series Cb Numbers 563616-17-18-19-20-21-22 and 251521.

/There stands a mark./

/Signed:/ Raquel Stratta.

/There follows a seal, duly cancelled by a paraph, which reads:/ RAQUEL STRATTA
- NOTARY.

/Overleaf:/

I HEREBY CERTIFY THAT: the above mentioned corporation is registered in the Tax Payer's Register under number 214849910016.

/There stands a mark./

/Signed:/ Raquel Stratta.

/There follows a seal, which reads:/ RS - RAQUEL STRATTA - NOTARY.

/On an attached sheet, duly linked to the document by two seals of the

14

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[SEAL]             [SEAL]             PAPEL NOTARIAL                      [SEAL]
                                      CF NO. 351440

                     ESC. MARIA NILDA ACHE PUNALES - 07653/4

National Register of Commerce:/

MINISTRY OF EDUCATION AND CULTURE.

GENERAL BOARD OF REGISTRIES.

6556

The document described hereinbelow was ENTERED in the Register of LEGAL ENTITIES, COMMERCE DIVISION under the above mentioned number, on September 8, 2003, at 11:03:55 am.

Notary/Issuer: STRATTA MARINO, GLORIA RAQUEL.

Corporation: INCORPORATION - DEFINITIVE.

Corporation: MASSENA PORT S.A.

Protected under Priority Reserve /blank space/, of the Name /blank space/, under No. /blank space/, dated /blank space/.

Conditional Act. Reserve No. /blank space/ was filed on /blank space/.

Fiscal Control:

/Blank space./ Affidavit - Transfer Tax. No. /blank space/ dated /blank space/.

/Blank space./ Law 16,170 section 626, receipt No. /blank space/ dated /blank space/.

SIGNATURE OF REGISTRAR: /Signed illegible./ /Seal:/ PABLO PEREZ SASSON. NOTARY.

EXTENDED:/Blank space./

EXPIRED:/Blank space./

DEFINITIVE:/Blank space./

SIGNATURE OF REGISTRAR:/Blank space./

The undersigned Public Translator hereby declares the foregoing to be a true translation into English of the attached document (FIRST

AUTHORIZED COPY OF BY-LAWS AND ATTACHED DOCUMENTS) written in Spanish, and leaves a copy of this version in her private file under No. 270/2004. Montevideo, November 17, 2004.

                                        /s/ Ines Paysse Terra
                                        ---------------------
                                        INES PAYSSE TERRA
                                        TRADUCTORA PUBLICA

La reproduccion fotostatica que antecede compuesta de ocho fojas CONCUERDA con la traduccion oficial al idioma Ingles del estatuto original de MASSENA PORT S.A de su mismo tenor que he tenido a la vista y con el cual he cotejado el pre-sente testimonio.-EN FE DE ELLO a solicitud de MASSENA PORT S.A. y a los efectos de su presentacion ante las Oficinas Publicas y/o privadas pertinentes, expido el presente que sello, signo y firmo en Montevideo a dieciocho de noviem bre de dos mil cuatro en ocho papeles notariales serie Cf numeros 351421 al 351 427 y de la misma serie 351440.

                         /s/ [ILLEGIBLE]                /s/ [ILLEGIBLE]
                         -----------------              -----------------
                         MARIA NILDA  ACHE             MARIA NILDA  ACHE
                             ESCRIBANO                      ESCRIBANO

                                                           [MONTEPIO NOTARIAL]
                                                                 $ 21,60
                                                                LEY 17.437
                                                        REPUBLICA O. DEL URUGUAY
                                                                 115615(7)

                                                           [MONTEPIO NOTARIAL]
                                                                 $ 21,60
                                                                LEY 17.437
                                                        REPUBLICA O. DEL URUGUAY
                                                                 115615(8)

16